Page 1 of 4 April 6, 2022 Suzy Seandel 16608 Topping Way Los Gatos, CA 95032 RE: Senior Vice President and Chief Accounting Officer at 8x8, Inc. Dear Suzy, On behalf of 8x8, Inc., a Delaware corporation (“8x8,” or the "Company"), I am pleased to offer you employment with 8x8 as Senior Vice President and Chief Accounting Officer, beginning on a mutually agreed upon date no later than May 20, 2022. The terms of your employment relationship with the Company will be as set forth below. 1. Position. You will become Senior Vice President and Chief Accounting Officer. As such, you will have responsibilities as determined by your manager, which shall be the Company's Chief Financial Officer, and by the Board of Directors. Your duties and responsibilities are subject to change depending on the needs of the Company. 2. Base Salary. You will be paid an annualized salary of $340,000, payable in accordance with the Company's standard payroll policies, and subject to required withholding. a. Salary Review. Your base salary will be reviewed as part of the Company's normal salary review process. b. Expenses. You will be reimbursed for all reasonable and necessary business expenses incurred in the performance of your duties in accordance with the Company's Employee Handbook and other Company policies. 3. Bonus. You will be eligible to participate in 8x8’s discretionary incentive plan. Your total annual target bonus will be 45% of your base salary, and any bonus earned with respect to the financial period in which your employment commences will be pro-rated accordingly. The bonus may be paid in cash or stock at the Company’s discretion. The actual bonus amount could be larger or smaller than the target amount, based on your performance, and the performance of the Company. The exact bonus amount is at the sole discretion of the Company. The components and respective attainment will be determined by your management team and the Company, with details to be communicated. 4. Initial Stock Awards. Subject to approval by the Board of Directors, you will be granted an award of approximately $1,300,000 in value of restricted stock units (“RSUs”), representing the right to acquire shares of 8x8, Inc. Common Stock upon vesting. The actual number of shares subject to the RSU award will be determined by dividing the value of the RSU award by the trailing 20-trading-day average of 8x8’s closing stock price prior to the RSU grant date. We anticipate that this award will be subject to the terms of the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan, as amended (a copy of which is available with 8x8’s SEC DocuSign Envelope ID: 6D3027FF-8D14-40F4-9A9E-1F3598333855

Page 2 of 4 filings at www.sec.gov). The shares will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of your RSU grant date, and the remainder vesting in eight (8) equal quarterly installments thereafter, subject to your continued employment or other qualifying association with the Company or any of its affiliates. 5. Severance Benefits. You will be entitled to benefits under the 8x8, Inc. 2017 Executive Change- in-Control and Severance Policy (the “Policy”), in accordance with the terms thereof. Such benefits include potential vesting acceleration of stock-based compensation and/or cash severance upon the termination of your employment under specified circumstances, including in connection with a Change-in-Control (as defined in the Policy), subject to the terms and conditions of the Policy. A summary of the benefits under the Policy, as in effect on the date of this offer letter, is attached for reference as Exhibit A. 6. Benefits. The Company will make available to you its standard vacation, medical and dental insurance benefits. The Company will also make available to you a 401(k) Plan. Medical benefits will start on your date of hire, and dental benefits will start on the first day of the month following your date of hire. You will also be eligible to participate in the Company's Employee Stock Purchase Plan, the offering periods for which commence on February 1st and August 1st of each year. A copy of this plan is available at the SEC’s website at https://www.sec.gov/Archives/edgar/data/1023731/000113626117000117/ exh10-4.htm. A summary of benefits is being provided to you with this letter. 7. Standard Confidentiality and Inventions Assignment Agreement. Like all Company employees, you will be required to sign the Company’s standard form of Confidential Information and Inventions Assignment Agreement (the “Confidentiality Agreement”), which includes provisions relating to the use and disclosure of the Company’s proprietary and confidential information, the assignment of inventions, and the solicitation of Company employees, among other provisions. 8. Compliance with Obligations to Former Employers. During the course of your employment with 8x8, we expect you to comply with any and all duties and obligations you may have to your former employers (including your current employer), including, for example, prohibitions against the use or disclosure of such employer’s confidential information, or the solicitation of its employees. We do not want you to take with you, or to use or disclose during the course of your employment with 8x8, any trade secrets or other confidential or proprietary information of these other companies. Prior to commencing your employment with 8x8, we expect you to return or destroy (as directed by your former employer) any confidential information of your former employer that you may have in your possession or under your control, in accordance with its policies and instructions. You will not need this information to perform your duties at 8x8 and using such information would violate 8x8 policies. 8x8 is hiring you for your talents, skills, general industry knowledge and expertise. We understand from our discussions with you that working for 8x8 in the role described in this letter will not violate any restrictions against working for competitors or similar covenants to which you may be subject. If this is incorrect, please do not sign this letter and contact us as soon as possible to discuss. We encourage you to consult with a personal attorney if you have any uncertainty in this regard. 9. At-Will Employment; Employee Handbook. You will be an at-will employee of the Company, meaning that either you or the Company may terminate your employment at any time, without notice, for any reason or no reason, subject to applicable law. You will be expected to review and comply with the policies set DocuSign Envelope ID: 6D3027FF-8D14-40F4-9A9E-1F3598333855

Page 3 of 4 forth in the Company’s Employee Handbook, which will be made available to you on or around your first day of employment. The Employee Handbook, as amended from time to time, will be a part of the terms of your employment with the Company. 10. No Outside Consulting. This is a full-time, exempt position. While you render services to the Company, you agree not to serve on the board of directors (or in a comparable supervisory position) of any other organization, nor to perform any outside consulting work for any other person or organization, while you remain employed full-time at the Company, other than with the advance written approval of the Chief Executive Officer. This restriction shall not apply to consulting for Barracuda Networks provided that such consulting services do not continue for more than three (3) months and do not interfere with your job duties at the Company. 11. Miscellaneous. This Offer Letter, including all referenced plans, policies, and Confidentiality Agreement, sets forth the entire agreement between the Company and you with respect to its subject matter and supersedes all prior agreements between the Company and you, whether oral or written. The Company reserves the right, in its sole discretion, to modify or rescind any of the terms set forth in this letter at any time during the course of your employment, to the extent permitted by law. 12. Background Check. This offer letter is contingent upon satisfactory results of a background check and reference checks (which you hereby authorize the Company to conduct), and it may be rescinded at any time in the event either such check fails to meet the Company’s reasonable and lawful requirements. In addition, this offer letter is contingent on your demonstrating your right to work in the United State in accordance with applicable law. 13. Expiration Date. You will be deemed to have accepted this offer when the Company receives your signed counterpart to this offer letter. This offer will expire at 5:00pm Pacific Time on Monday, April 11th, 2022. Congratulations on joining the team! Sincerely, Dave Sipes Chief Executive Office 8x8, Inc. ACCEPTED: By:_________________________ Suzy Seandel DocuSign Envelope ID: 6D3027FF-8D14-40F4-9A9E-1F3598333855 April 6, 2022

Page 4 of 4 EXHIBIT A 8X8, INC. 2017 EXECUTIVE CHANGE-IN-CONTROL AND SEVERANCE POLICY SUMMARY Tier Change-in-Control Benefits Change-in-Control Severance Benefits Severance Benefits Executive Stock Performance-Based Equity Awards: Performance condition satisfied for 100% of shares subject to a per-share target price no higher than Transaction Price; any service-based vesting applies thereafter TSR Performance-Based Equity Awards: Performance condition satisfied for that number of shares determined by relative appreciation of Company common stock through Change-of-Control date; any service-based vesting applies thereafter Cash: 100% of Base Salary + 100% of Target Bonus Benefits: 12 months after date of termination Time-Based Equity Awards: 100% acceleration (50% acceleration, if within 12 months of hire date) Performance-Based Equity Awards: 100% acceleration for shares for which performance criteria deemed satisfied as Change- in-Control benefit Cash: 50% of Base Salary COBRA Benefits: 6 months after date of termination Time-Based Equity Awards: 0% acceleration Performance-Based Equity Awards: 0% acceleration DocuSign Envelope ID: 6D3027FF-8D14-40F4-9A9E-1F3598333855